Exhibit 99.1

Vertex Announces Fourth Quarter and Full Year 2023 Financial Results

KING OF PRUSSIA, PA – February 29, 2024: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its fourth quarter and full year ended December 31, 2023.

“The Vertex execution engine delivered exceptionally strong financial results in the fourth quarter,” stated David DeStefano, Vertex Chief Executive Officer. “Our year-over-year revenue growth increased to 18.1%, the highest we've achieved since becoming a public company. Moreover, our cash provided by operating activities increased by over 16% compared to 2022, and we generated our strongest quarterly free cash flow in over three years, resulting in positive free cash flow for the full year. We believe this robust finish to the year paves the way for continued profitable growth with increasing earnings leverage in 2024.”

Mr. DeStefano added, “These results once again demonstrate our market leadership, the strength of our brand and the durability of our business. The growth investments we’ve made are building momentum and have positioned us well to capitalize on the growth opportunities ahead.  I’m incredibly proud of the focused execution from all our 1,500 employees in serving our distinguished customers and partners.”

Fourth Quarter 2023 Financial Results

●	Total revenues of $154.9 million, up 18.1% year-over-year.
●	Software subscription revenues of $130.7 million, up 17.9% year-over-year.
●	Cloud revenues of $60.6 million, up 29.9% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $512.5 million, up 18.9% year-over-year.
●	Average Annual Revenue per direct customer (“AARPC”) was $118,910 at December 31, 2023, compared to $100,500 at December 31, 2022 and $112,690 at September 30, 2023.
●	Net Revenue Retention (“NRR”) was 113%, compared to 110% at December 31, 2022, and 111% at September 30, 2023.
●	Gross Revenue Retention (“GRR”) was 95%, compared to 96% at both December 31, 2022, and September 30, 2023.
●	Loss from operations of $(2.5) million, compared to loss from operations of $(3.4) million for the same period prior year. Non-GAAP operating income of $28.2 million, compared to $17.7 million for the same period prior year.
●	Net income of $15.3 million, compared to net loss of $(5.3) million for the same period prior year.
●	Net income per basic Class A and Class B shares of $0.10, and diluted Class A and Class B shares of $0.09 for 2023, compared to net loss per basic and diluted Class A and Class B of $(0.04) for the same period prior year.
●	Non-GAAP net income of $21.0 million and Non-GAAP diluted EPS of $0.13.
●	Adjusted EBITDA of $32.0 million, compared to $21.0 million for the same period prior year. Adjusted EBITDA margin of 20.7%, compared to 16.0% for the same period prior year.

Full-Year 2023 Financial Results

●	Total revenues of $572.4 million, up 16.4% year-over-year.
●	Software subscription revenues of $480.8 million, up 15.7% year-over-year.
●	Cloud revenues of $214.6 million, up 27.1% year-over-year.
●	Loss from operations of $(17.5) million, compared to a loss from operations of $(8.1) million for the same period prior year. Non-GAAP operating income of $85.6 million, compared to $66.2 million for the prior year.
●	Net loss of $(13.1) million, compared to a net loss of $(12.3) million for the prior year.
●	Net loss per basic and diluted Class A and Class B share was $(0.09) compared to net loss per basic and diluted Class A and Class B of $(0.08) for the prior year.
●	Non-GAAP net income of $63.7 million and Non-GAAP diluted EPS of $0.39.

●	Adjusted EBITDA of $100.8 million, compared to $78.7 million for the prior year. Adjusted EBITDA margin of 17.6%, compared to 16.0% for the prior year.
●	Cash provided by operating activities of $74.3 million, compared to $63.8 million for the prior year. Free cash flow of $6.1 million, compared to $3.4 million for the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the first quarter of 2024, the Company currently expects:

●	Revenues of $152 million to $156 million; and

●	Adjusted EBITDA of $29 million to $31 million.

For the full-year 2024, the Company currently expects:

●	Revenues of $650 to $660 million;
●	Cloud revenue growth of 28%; and
●	Adjusted EBITDA of $130 to $135 million.

John Schwab, Chief Financial Officer added, “We believe we have multiple drivers in our business to deliver ongoing revenue growth into the mid to high teens, as well as significant earnings leverage. Accordingly, our guidance for 2024 reflects continued confidence in the path ahead.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, amortization of cloud computing implementation costs in general and administrative expense,  adjustments to the settlement value of deferred purchase commitment liabilities, litigation settlements, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, February 29, 2024, to discuss its fourth quarter and full year 2023 financial results.

Those wishing to participate may do so by dialing 1-412-317-6026 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10185697, or via the Company’s Investor Relations website. The replay will expire on March 14, 2024 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,500 professionals and serves companies across the globe.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; the potential effects on our business from the existence of a global endemic or pandemic; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy:

Customers	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Direct	4,289	4,278	4,284	4,303	4,310
Indirect	270	291	329	373	404
Total	4,559	4,569	4,613	4,676	4,714

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.

●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs, included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net loss or income the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, changes in the settlement value of deferred purchase commitment liabilities recorded as interest expense, litigation settlements, and transaction costs, included in GAAP net loss or income for the respective periods to determine non-GAAP loss or income before income taxes. Non-GAAP loss or income before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense (including adjustments to the settlement value of deferred purchase commitment liabilities), income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, asset impairments, stock-based compensation expense, severance expense, acquisition contingent consideration, changes in the settlement value of deferred purchase commitment liabilities recorded as interest expense, litigation settlements, and transaction costs, included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of December 31,
(In thousands, except per share data)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$68,175	$91,803
Funds held for customers	20,976	14,945
Accounts receivable, net of allowance of $16,272 and $9,554, respectively	141,752	102,885
Prepaid expenses and other current assets	26,173	22,340	(A)
Investment securities available-for-sale, at fair value (amortized cost of $9,550 and $11,220, respectively)	9,545	11,173
Total current assets	266,621	243,146	(A)

Property and equipment, net of accumulated depreciation	100,734	101,090	(A)
Capitalized software, net of accumulated amortization	38,771	39,012
Goodwill and other intangible assets	260,238	257,023
Deferred commissions	21,237	15,463
Deferred income tax asset	41,708	30,938
Operating lease right-of-use assets	14,605	17,187
Other assets	16,013	15,333	(A)
Total assets	$759,927	$719,192
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,500	$2,188
Accounts payable	23,596	14,329
Accrued expenses	44,735	38,234
Customer funds obligations	17,731	12,121
Accrued salaries and benefits	12,277	10,790
Accrued variable compensation	34,105	23,729
Deferred compensation, current	—	2,809
Deferred revenue, current	290,143	268,847
Current portion of operating lease liabilities	3,717	4,086
Current portion of finance lease liabilities	74	103
Deferred purchase consideration, current	—	19,824
Purchase commitment and contingent consideration liabilities, current	11,901	6,149
Total current liabilities	440,779	403,209
Deferred revenue, net of current portion	2,577	10,289
Debt, net of current portion	44,059	46,709
Operating lease liabilities, net of current portion	16,567	20,421
Finance lease liabilities, net of current portion	51	10
Purchase commitment and contingent consideration liabilities, net of current portion	2,600	8,412
Deferred other liabilities	313	417
Total liabilities	506,946	489,467
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 60,989 and 50,014 shares issued and outstanding, respectively	61	50
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 92,661 and 100,307 shares issued and outstanding, respectively	93	100
Additional paid in capital	275,155	244,820
(Accumulated deficit) retained earnings	(586)	12,507
Accumulated other comprehensive loss	(21,742)	(27,752)
Total stockholders' equity	252,981	229,725
Total liabilities and stockholders' equity	$759,927	$719,192

(A) December 31, 2022 ending balances reflect an immaterial error correction related to an understatement of prepaid expenses and other current assets of $1,957, an overstatement of property and equipment, net of accumulated depreciation of $14,678, and an understatement of other assets of $12,721, recorded to correct the presentation of capitalized cloud computing implementation costs.

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(In thousands, except per share data)	2023	2022	2023	2022
Revenues:
Software subscriptions	$130,695	$110,886	$480,830	$415,473
Services	24,219	20,240	91,557	76,151
Total revenues	154,914	131,126	572,387	491,624
Cost of revenues:
Software subscriptions	45,946	36,311	162,920	142,071
Services	15,365	13,168	60,888	51,061
Total cost of revenues	61,311	49,479	223,808	193,132
Gross profit	93,603	81,647	348,579	298,492
Operating expenses:
Research and development	12,898	11,583	58,212	41,877
Selling and marketing	37,041	35,652	140,237	125,335
General and administrative	36,865	31,131	145,936	121,651
Depreciation and amortization	3,801	3,320	15,202	12,440
Other operating expense, net	5,489	3,344	6,502	5,271
Total operating expenses	96,094	85,030	366,089	306,574
Loss from operations	(2,491)	(3,383)	(17,510)	(8,082)
Interest expense, net	4,022	969	4,164	2,048
Loss before income taxes	(6,513)	(4,352)	(21,674)	(10,130)
Income tax expense (benefit)	(21,847)	957	(8,581)	2,174
Net income (loss)	15,334	(5,309)	(13,093)	(12,304)
Other comprehensive (income) loss:
Foreign currency translation adjustments and revaluations, net of tax	(7,558)	(14,277)	(5,978)	10,219
Unrealized (gain) loss on investments, net of tax	(12)	10	(32)	36
Total other comprehensive (income) loss, net of tax	(7,570)	(14,267)	(6,010)	10,255
Total comprehensive income (loss)	$22,904	$8,958	$(7,083)	$(22,559)

Net income (loss) attributable to Class A stockholders, basic	$5,992	$(1,744)	$(4,721)	$(3,771)
Net income (loss) per Class A share, basic	$0.10	$(0.04)	$(0.09)	$(0.08)
Weighted average Class A common stock, basic	59,862	49,332	54,753	45,864
Net income (loss) attributable to Class A stockholders, diluted	$6,519	$(1,744)	$(4,721)	$(3,771)
Net income (loss) per Class A share, diluted	$0.09	$(0.04)	$(0.09)	$(0.08)
Weighted average Class A common stock, diluted	69,027	49,332	54,753	45,864

Net income (loss) attributable to Class B stockholders, basic	$9,342	$(3,565)	$(8,372)	$(8,533)
Net income (loss) per Class B share, basic	$0.10	$(0.04)	$(0.09)	$(0.08)
Weighted average Class B common stock, basic	93,342	100,807	97,106	103,781
Net income (loss) attributable to Class B stockholders, diluted	$8,815	$(3,565)	$(8,372)	$(8,533)
Net income (loss) per Class B share, diluted	$0.09	$(0.04)	$(0.09)	$(0.08)
Weighted average Class B common stock, diluted	93,342	100,807	97,106	103,781

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Year ended
	December 31,
(In thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(13,093)	$(12,304)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,891	61,153
Amortization of cloud computing implementation costs	2,570	—
Provision for subscription cancellations and non-renewals	2,083	(196)
Amortization of deferred financing costs	266	245
Write-off of deferred financing costs	—	370
Stock-based compensation expense	33,919	19,729
Deferred income tax benefit	(11,574)	(1,345)
Non-cash operating lease costs	2,587	3,357
Other	5,335	4,052
Changes in operating assets and liabilities:
Accounts receivable	(45,222)	(25,665)
Prepaid expenses and other current assets	(6,354)	(2,171)	(A)
Deferred commissions	(5,774)	(2,908)
Accounts payable	9,241	1,369
Accrued expenses	5,837	15,064
Accrued and deferred compensation	7,516	(12,005)
Deferred revenue	18,172	30,768
Operating lease liabilities	(4,224)	(4,041)
Other	1,156	(11,624)	(A)
Net cash provided by operating activities	74,332	63,848	(A)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(474)
Property and equipment additions	(49,261)	(45,532)	(A)
Capitalized software additions	(18,972)	(14,888)
Purchase of investment securities, available-for-sale	(16,328)	(16,518)
Proceeds from sales and maturities of investment securities, available-for-sale	18,390	5,364
Net cash used in investing activities	(66,171)	(72,048)	(A)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	5,610	(11,340)
Proceeds from term loan	—	50,000
Principal payments on long-term debt	(2,188)	(938)
Payments for deferred financing costs	(1,001)	(983)
Proceeds from purchases of stock under ESPP	2,486	1,951
Payments for taxes related to net share settlement of stock-based awards	(9,701)	(1,104)
Proceeds from exercise of stock options	4,839	1,821
Distributions under Tax Sharing Agreement	—	(536)
Payments for purchase commitment and contingent consideration liabilities	(6,424)	(423)
Payments of finance lease liabilities	(103)	(1,354)
Payments for deferred purchase commitments	(20,000)	(20,000)
Net cash (used in) provided by financing activities	(26,482)	17,094
Effect of exchange rate changes on cash, cash equivalents and restricted cash	724	(352)
Net (decrease) increase in cash, cash equivalents and restricted cash	(17,597)	8,542
Cash, cash equivalents and restricted cash, beginning of period	106,748	98,206
Cash, cash equivalents and restricted cash, end of period	$89,151	$106,748
Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$68,175	$91,803
Restricted cash—funds held for customers	20,976	14,945
Total cash, cash equivalents and restricted cash, end of period	$89,151	$106,748

(A) The following line items reflect an immaterial error correction related to a reclassification of capitalized cloud computing implementation costs for the year ended December 31, 2022: (i) Prepaid expenses and other current assets decreased $1,957; (ii) other changes in operating assets and liabilities decreased $11,041; and (iii) net cash provided by operating activities, property and equipment additions and net cash used in investing activities each decreased $12,998.

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2023	2022	2023	2022
Non-GAAP cost of revenues, software subscriptions	$30,357	$23,974	$106,038	$95,047
Non-GAAP cost of revenues, services	$14,973	$12,790	$59,042	$49,628
Non-GAAP gross profit	$109,584	$94,362	$407,307	$346,949
Non-GAAP gross margin	70.7%	72.0%	71.2%	70.6%
Non-GAAP research and development expense	$11,311	$10,978	$52,218	$40,079
Non-GAAP selling and marketing expense	$34,371	$33,206	$129,216	$115,272
Non-GAAP general and administrative expense	$31,426	$28,791	$124,925	$112,650
Non-GAAP operating income	$28,239	$17,711	$85,646	$66,233
Non-GAAP net income	$21,037	$12,473	$63,699	$47,818
Non-GAAP diluted EPS	$0.13	$0.08	$0.39	$0.30
Adjusted EBITDA	$32,040	$21,031	$100,848	$78,673
Adjusted EBITDA margin	20.7%	16.0%	17.6%	16.0%
Free cash flow	$28,843	$23,663	$6,099	$3,428
Free cash flow margin	18.6%	18.0%	1.1%	0.7%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2023	2022	2023	2022
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$45,946	$36,311	$162,920	$142,071
Stock-based compensation expense	(691)	(588)	(2,834)	(2,090)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(14,898)	(11,749)	(54,048)	(44,934)
Non-GAAP cost of revenues, software subscriptions	$30,357	$23,974	$106,038	$95,047

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$15,365	$13,168	$60,888	$51,061
Stock-based compensation expense	(392)	(378)	(1,846)	(1,433)
Non-GAAP cost of revenues, services	$14,973	$12,790	$59,042	$49,628

Non-GAAP Gross Profit:
Gross profit	$93,603	$81,647	$348,579	$298,492
Stock-based compensation expense	1,083	966	4,680	3,523
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,898	11,749	54,048	44,934
Non-GAAP gross profit	$109,584	$94,362	$407,307	$346,949

Non-GAAP Gross Margin:
Total Revenues	$154,914	$131,126	$572,387	$491,624
Non-GAAP gross margin	70.7%	72.0%	71.2%	70.6%

Non-GAAP Research and Development Expense:
Research and development expense	$12,898	$11,583	$58,212	$41,877
Stock-based compensation expense	(1,587)	(605)	(5,994)	(1,798)
Non-GAAP research and development expense	$11,311	$10,978	$52,218	$40,079

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$37,041	$35,652	$140,237	$125,335
Stock-based compensation expense	(2,075)	(1,690)	(8,380)	(6,284)
Amortization of acquired intangible assets – selling and marketing expense	(595)	(756)	(2,641)	(3,779)
Non-GAAP selling and marketing expense	$34,371	$33,206	$129,216	$115,272

Non-GAAP General and Administrative Expense:
General and administrative expense	$36,865	$31,131	$145,936	$121,651
Stock-based compensation expense	(2,946)	(2,085)	(14,865)	(8,124)
Severance expense	(1,473)	(255)	(3,576)	(877)
Amortization of cloud computing implementation costs – general and administrative	(1,020)	—	(2,570)	—
Non-GAAP general and administrative expense	$31,426	$28,791	$124,925	$112,650

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(In thousands, except per share data)	2023	2022	2023	2022
Non-GAAP Operating Income:
Loss from operations	$(2,491)	$(3,383)	$(17,510)	$(8,082)
Stock-based compensation expense	7,691	5,346	33,919	19,729
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,898	11,749	54,048	44,934
Amortization of acquired intangible assets – selling and marketing expense	595	756	2,641	3,779
Amortization of cloud computing implementation costs – general and administrative	1,020	—	2,570	—
Severance expense	1,473	255	3,576	877
Acquisition contingent consideration	200	300	1,549	2,300
Litigation settlement	—	2,000	—	2,000
Transaction costs (1)	4,853	688	4,853	696
Non-GAAP operating income	$28,239	$17,711	$85,646	$66,233

Non-GAAP Net Income:
Net income (loss)	$15,334	$(5,309)	$(13,093)	$(12,304)
Income tax expense	(21,847)	957	(8,581)	2,174
Stock-based compensation expense	7,691	5,346	33,919	19,729
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,898	11,749	54,048	44,934
Amortization of acquired intangible assets – selling and marketing expense	595	756	2,641	3,779
Amortization of cloud computing implementation costs – general and administrative	1,020	—	2,570	—
Severance expense	1,473	255	3,576	877
Change in settlement value of deferred purchase commitment liability – interest expense	4,020	—	4,020	—
Acquisition contingent consideration	200	300	1,549	2,300
Litigation settlements	—	2,000	—	2,000
Transaction costs (1)	4,853	688	4,853	696
Non-GAAP income before income taxes	28,237	16,742	85,502	64,185
Income tax adjustment at statutory rate	(7,200)	(4,269)	(21,803)	(16,367)
Non-GAAP net income	$21,037	$12,473	$63,699	$47,818

Non-GAAP Diluted EPS:
Non-GAAP net income	$21,037	$12,473	$63,699	$47,818
Weighted average Class A and B common stock, diluted	162,369	159,561	161,761	158,881
Non-GAAP diluted EPS	$0.13	$0.08	$0.39	$0.30

(1) The transaction costs for both the three months and year ended December 31, 2023 periods reflect costs associated with a public tender offer, which was withdrawn by the Company on January 14, 2024. Both the three months and year ended December 31, 2022 periods include offering costs related to the sale of shares of certain of our Class B shareholders, which are not representative of normal business operations.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2023	2022	2023	2022
Adjusted EBITDA:
Net income (loss)	$15,334	$(5,309)	$(13,093)	$(12,304)
Interest expense, net (1)	4,022	969	4,164	2,048
Income tax expense (benefit)	(21,847)	957	(8,581)	2,174
Depreciation and amortization – property and equipment	3,801	3,320	15,202	12,440
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,898	11,749	54,048	44,934
Amortization of acquired intangible assets – selling and marketing expense	595	756	2,641	3,779
Amortization of cloud computing implementation costs – general and administrative	1,020	—	2,570	—
Stock-based compensation expense	7,691	5,346	33,919	19,729
Severance expense	1,473	255	3,576	877
Acquisition contingent consideration	200	300	1,549	2,300
Litigation settlements	—	2,000	—	2,000
Transaction costs (2)	4,853	688	4,853	696
Adjusted EBITDA	$32,040	$21,031	$100,848	$78,673

Adjusted EBITDA Margin:
Total revenues	$154,914	$131,126	$572,387	$491,624
Adjusted EBITDA margin	20.7%	16.0%	17.6%	16.0%
(1) The three months and year ended December 31, 2023 periods include $4,020 for the change in the settlement value of a deferred purchase commitment liability recorded as interest expense.

(2) The transaction costs for both the three months and year ended December 31, 2023 periods reflect costs associated with a public tender offer, which was withdrawn by the Company on January 14, 2024. Both the three months and year ended December 31, 2022 periods include offering costs related to the sale of shares of certain of our Class B shareholders, which are not representative of normal business operations.

	Three months ended			Year ended
	December 31,			December 31,
(Dollars in thousands)	2023	2022		2023	2022
Free Cash Flow:
Cash provided by operating activities	$47,636	$40,249	(A)	$74,332	$63,848	(A)
Property and equipment additions	(13,904)	(11,986)	(A)	(49,261)	(45,532)	(A)
Capitalized software additions	(4,889)	(4,600)		(18,972)	(14,888)
Free cash flow	$28,843	$23,663		$6,099	$3,428

Free Cash Flow Margin:
Total revenues	$154,914	$131,126		$572,387	$491,624
Free cash flow margin	18.6%	18.0%		1.1%	0.7%

(A) Cash provided by operating activities and property and equipment additions for the three months and year ended December 31, 2022 reflect immaterial error corrections of $3,751 and $12,998, respectively related to the reclassification of capitalized cloud computing implementation costs from property and equipment additions to prepaid expenses and other current assets and other changes in operating assets and liabilities.

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

ir@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com